FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Avenue, 12th Floor
New York, NY 10019
212-506-3899

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND SIX MONTHS ENDED JUNE 30, 2017

Significant Items and Highlights

•	GAAP net income allocable to common shares of $0.08 and $0.17 per share-diluted.

•	Core earnings, a non-GAAP measure, of $(0.10) and $(0.20) per share-diluted (see Schedule I).

•	Common stock cash dividends of $0.05 and $0.10 per share.

•
Resource Capital Corp. ("RSO") has monetized $196.6 million of the investments that were included in management's previously communicated strategic plan (the "Plan") (see Schedule III), of which $96.4 million and $152.0 million were liquidated during the three and six months ended June 30, 2017, respectively. Included in monetized assets of $196.6 million are subsequent cash receipts of: (i) $67.0 million reported in principal paydowns receivable and (ii) $3.1 million reported in other assets on the balance sheet at June 30, 2017. Proceeds from these transactions were received in early July 2017.

•
On July 31, 2017, RSO closed and received cash proceeds of $84.3 million in connection with the sale of LEAF Commercial Capital ("LCC"), an equity method investment carried on the balance sheet at $43.2 million at June 30, 2017. Including the LCC transaction, RSO has monetized $280.9 million of investments included in the Plan. This transaction, net of tax, is expected to increase book value by approximately $1.00 per common share.

•
RSO priced a $376.7 million commercial real estate ("CRE") debt securitization at a weighted average cost of the one-month London Interbank Offered Rate ("LIBOR") plus 1.03%, which closed on July 13, 2017.

•	Book value of $14.12 per common share at June 30, 2017, as compared to $14.16 per common share at March 31, 2017.

New York, N.Y., August 2, 2017 - Resource Capital Corp. (NYSE: RSO) reported results for the three and six months ended June 30, 2017.
Second Quarter 2017 Results

•
GAAP net income allocable to common shares was $2.5 million, or $0.08 per share-diluted, and $5.2 million, or $0.17 per-share diluted, for the three and six months ended June 30, 2017, respectively, as compared to a GAAP net loss allocable to common shares of $1.5 million, or $(0.05) per share-diluted, for the three months ended June 30, 2016, and GAAP net income allocable to common shares of $8.1 million, or $0.26 per share-diluted, for the six months ended June 30, 2016.

•	GAAP net income for the three and six months ended June 30, 2017 includes the following activity:

◦	Realized gains of $5.6 million and $12.6 million, respectively, related to the repayment of CRE loans held for sale.

◦
Net loss of $5.0 million and $6.4 million, respectively, incurred by Primary Capital Mortgage, LLC ("PCM"). Of these losses, $4.2 million relates to the asset purchase agreement entered into on June 6, 2017.

◦	Realized gains of $1.8 million on the sale of two investment securities available-for-sale, for both periods then ended.

◦	Net loss of $345,000 on the disposition of an investment in Pearlmark Mezzanine Realty Partners IV, L.P., for both periods then ended.

•
Core earnings for the three and six months ended June 30, 2017 of $(3.0) million, or $(0.10) per share-diluted, and $(6.2) million, or $(0.20) per share-diluted, respectively. A reconciliation of GAAP net income (loss) to core earnings is set forth in Schedule I of this release.

Additional Items

•	RSO declared and paid common stock cash dividends of $0.05 per share for the second quarter and an aggregate of $0.10 per share for the six months ended June 30, 2017.
Commercial Real Estate

•	Substantially all of the $1.3 billion CRE loan portfolio comprises floating rate senior whole loans at June 30, 2017.

•	The CRE whole loan portfolio had a weighted average spread of 4.89% and a weighted average one-month LIBOR floor of 0.37% at June 30, 2017.

•	In June 2017, RSO priced a $376.7 million CRE debt securitization, which closed on July 13, 2017, and issued $251.5 million of notes at a weighted average cost of one-month LIBOR plus 1.03%.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, six and twelve months ended June 30, 2017 (in millions, except percentages):

	Three Months Ended	Six Months Ended	Twelve Months Ended
	June 30, 2017	June 30, 2017	June 30, 2017
New whole loans funded	$75.8	$189.8	$316.7
New unfunded loan commitments	8.9	23.8	34.0
Total whole loan fundings and commitments	84.7	213.6	350.7
Payoffs(1) (2)	(118.1)	(228.8)	(452.8)
Previous commitments funded	13.3	19.6	47.9
Principal paydowns	(15.5)	(15.5)	(16.5)
Unfunded loan commitments	(8.9)	(23.8)	(34.0)
Loans, net funded/(repaid)	$(44.5)	$(34.9)	$(104.7)

Weighted average one-month LIBOR floor on new originations	0.86%	0.71%	0.61%
Weighted average spread above one-month LIBOR	4.93%	4.74%	4.91%
Weighted average unlevered yield, including amortization of origination fees	6.07%	5.75%	5.84%

(1)	CRE loan payoffs and extensions resulted in $704,000 and $1.3 million of exit and extension fees during the three and six months ended June 30, 2017, respectively.

(2)	Activity does not include legacy CRE loans classified as assets held for sale.
Commercial Finance

•	On May 16, 2017, RSO received proceeds of $4.2 million from the sale of Harvest CLO VIII.

•	On July 3, 2017, RSO received proceeds of $3.1 million from the sale of Harvest CLO VII.
Discontinued Operations

•
Pursuant to the Plan, the assets and liabilities of RSO's residential mortgage lending business, PCM, and RSO's middle market syndicated loan portfolio were reclassified to held for sale during the fourth quarter of 2016 and are reported as discontinued operations in the consolidated statements of operations.

•
In June 2017, PCM sold its residential mortgage lending operating platform and certain other assets and liabilities. Proceeds of $2.6 million were received at closing and may be increased subject to a contractual earn out provision over the next 18 months. PCM retained its loans held for sale, loans held for investment and mortgage servicing rights. The retained assets are expected to be liquidated by the end of the year.

•
PCM recognized net losses of approximately $5.0 million and $6.4 million for the three and six months ended June 30, 2017, respectively, including $4.2 million of costs related to the disposition of assets.

•
At June 30, 2017, the remaining six middle market syndicated loans, with an aggregate carrying value of $38.3 million, were current with respect to contractual payments due. At June 30, 2017, the one remaining directly originated middle market loan, with a carrying value of $1.8 million, was in default.

•	The middle market portfolio generated net income of $798,000 and $1.7 million for the three and six months ended June 30, 2017, respectively.
Assets Held for Sale

•
On July 5, 2017, RSO received proceeds of $67.0 million from the June 2017 sale of a property that collateralized a legacy CRE loan. The loan, with a par value of $67.5 million, was held on the balance sheet at its appraised value of $61.4 million, resulting in a realized gain of $5.6 million.

Liquidity
At July 31, 2017, RSO's liquidity consisted of two primary sources:

•	unrestricted cash and cash equivalents of $282.8 million; and

•
$247.9 million and $191.5 million available under two term financing facilities to finance originations of CRE loans and $80.0 million available under a term financing facility to finance purchases of commercial mortgage-backed securities ("CMBS").

Common Stock Book Value and Total Stockholders' Equity
At June 30, 2017, RSO’s book value per common share was $14.12, a decrease from $14.17 per common share at December 31, 2016.  The decrease in book value over the six month period was attributable to the following: dividends paid of $0.10 per common share (decrease); $0.04 per common share attributable to the vesting of restricted stock (decrease); $0.08 per common share resulting from market adjustments on available-for-sale securities and interest rate hedges (decrease); and net income of $0.17 per common share (increase).
Total stockholders’ equity at June 30, 2017, which measures equity before accounting for non-controlling interests, was $705.4 million, of which $270.1 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2016 was $704.3 million, of which $270.1 million was attributable to preferred stock.

Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio at June 30, 2017, classified by asset type (in thousands, except percentages):

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
Loans Held for Investment:
CRE whole loans(1)	$1,255,680	$1,250,991	74.84%	5.97%

Loans Held for Sale:
Syndicated corporate loans(2)	38	38	—%	N/A(5)

Investment Securities Available-for-Sale:
CMBS	98,199	98,232	5.88%	3.93%
RMBS	1,350	1,375	0.08%	5.46%
ABS	15,828	16,788	1.00%	N/A(5)
	115,377	116,395	6.96%
Investment Securities, Trading:
Structured notes	2,891	171	0.01%	N/A(5)

Other Investments:
Investments in unconsolidated entities	57,165	57,165	3.42%	N/A(5)
Direct financing leases(3)	924	189	0.01%	5.66%
	58,089	57,354	3.43%

Other Assets Held for Sale:
Residential mortgage loans	126,893	126,893	7.59%	4.01%
Middle market loans(4)	52,103	40,079	2.40%	5.87%
Legacy CRE loans	79,605	79,605	4.77%	4.61%
	258,601	246,577	14.76%

Total Investment Portfolio	$1,690,676	$1,671,526	100.00%

(1)	Net carrying amount includes an allowance for loan losses of $4.7 million at June 30, 2017.

(2)	The fair value option was elected for syndicated corporate loans held for sale.

(3)	Net carrying amount includes allowance for lease losses of $735,000 at June 30, 2017.

(4)	Net carrying amount includes the lower of cost or market valuation adjustments of $12.0 million at June 30, 2017.

(5)	There are no stated rates associated with these investments.

Supplemental Information
The following schedules of reconciliations and supplemental information at June 30, 2017 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Core Earnings;

•	Schedule II - Summary of Securitization Performance Statistics;

•	Schedule III - Strategic Plan Update; and

•	Supplemental Information.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other CRE-related debt investments. RSO has historically made other commercial finance investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc ("Resource America"). In September 2016, Resource America was acquired by C-III Capital Partners LLC, a leading CRE investment management and services company engaged in a broad range of activities.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, "Risk Factors" included in its Annual Report on Form 10-K for the year ended December 31, 2016 and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures are discussed in this release. RSO's presentation of this information is not intended to be considered in isolation of or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I of this release and can be accessed through RSO's filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to core earnings, a summary of securitization performance statistics, RSO's strategic plan update and supplemental information regarding RSO's CRE loan portfolio and loans held for sale.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$102,733	$116,026
Restricted cash	1,286	3,399
Interest receivable	6,333	6,404
CRE loans, pledged as collateral and net of allowances of $4.7 million and $3.8 million	1,250,991	1,286,278
Loans held for sale	38	1,007
Principal paydowns receivable	87,550	19,280
Investment securities, trading	171	4,492
Investment securities available-for-sale, including securities pledged as collateral of $82.9 million and $97.5 million	116,395	124,968
Investments in unconsolidated entities	57,165	87,919
Derivatives, at fair value	75	647
Direct financing leases, net of allowances of $0.7 million and $0.5 million	189	527
Intangible assets	—	213
Other assets	10,186	14,673
Deferred tax asset, net	4,240	4,255
Assets held for sale (amount includes $79.6 million and $158.2 million of legacy CRE loans held for sale in continuing operations)	276,931	383,455
Total assets	$1,914,283	$2,053,543
LIABILITIES (2)
Accounts payable and other liabilities	$2,787	$4,480
Management fee payable - related party	876	1,318
Accrued interest expense	4,872	4,979
Borrowings	1,069,339	1,191,456
Distributions payable	5,577	5,560
Derivatives, at fair value	484	97
Liabilities held for sale	126,376	142,563
Total liabilities	1,210,311	1,350,453
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 5,544,579 and 5,544,579 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share; 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,388,953 and 31,050,020 shares issued and outstanding (including 555,658 and 400,050 unvested restricted shares)	31	31
Additional paid-in capital	1,219,982	1,218,352
Accumulated other comprehensive income	500	3,081
Distributions in excess of earnings	(515,148)	(517,177)
Total Resource Capital Corp. stockholders’ equity	705,377	704,299
Non-controlling interests	(1,405)	(1,209)
Total equity	703,972	703,090
TOTAL LIABILITIES AND EQUITY	$1,914,283	$2,053,543

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
(1) Assets of consolidated variable interest entities ("VIEs") included in total assets above:
Restricted cash	$626	$3,308
Interest receivable	2,431	3,153
CRE loans, pledged as collateral and net of allowances of $0.8 million and $0.8 million	558,142	747,726
Loans held for sale	38	1,007
Principal paydowns receivable	20,500	5,820
Investment securities available-for-sale, including securities pledged as collateral	—	369
Other assets	31	58
Total assets of consolidated VIEs	$581,768	$761,441

(2) Liabilities of consolidated VIEs included in total liabilities above:
Accounts payable and other liabilities	$109	$133
Accrued interest expense	405	519
Borrowings	305,214	480,103
Total liabilities of consolidated VIEs	$305,728	$480,755

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
REVENUES
Interest income:
CRE loans	$21,841	$21,821	$43,374	$42,802
Securities	1,329	4,291	3,637	9,089
Interest income - other	465	2,296	2,095	3,533
Total interest income	23,635	28,408	49,106	55,424
Interest expense	14,347	13,446	28,601	26,748
Net interest income	9,288	14,962	20,505	28,676
Dividend income	20	18	39	35
Fee income	944	762	1,853	1,334
Total revenues	10,252	15,742	22,397	30,045
OPERATING EXPENSES
Management fees - related party	2,638	3,099	5,318	7,136
Equity compensation - related party	734	1,352	1,522	1,841
General and administrative	3,580	3,811	7,443	7,453
Depreciation and amortization	32	361	100	870
Impairment losses	—	—	177	—
Provision for loan and lease losses	131	147	1,130	77
Total operating expenses	7,115	8,770	15,690	17,377

	3,137	6,972	6,707	12,668
OTHER INCOME (EXPENSE)
Equity in (losses) earnings of unconsolidated entities	(118)	2,696	243	4,918
Net realized and unrealized gain on sales of investment securities available-for-sale and loans and derivatives	9,478	1,634	17,084	2,487
Net realized and unrealized (loss) gain on investment securities, trading	(50)	183	(961)	328
Fair value adjustments on financial assets held for sale	79	—	58	—
Other income (expense)	17	38	85	(22)
Total other income	9,406	4,551	16,509	7,711

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	12,543	11,523	23,216	20,379
Income tax benefit (expense)	25	(615)	(1,474)	(619)
NET INCOME FROM CONTINUING OPERATIONS	12,568	10,908	21,742	19,760
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(4,184)	(6,379)	(4,745)	(1,211)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
NET INCOME	8,384	4,529	16,997	18,549
Net income allocated to preferred shares	(6,015)	(6,014)	(12,029)	(12,062)
Carrying value in excess of consideration paid for preferred shares	—	(111)	—	1,500
Net loss allocable to non-controlling interests, net of taxes	95	60	196	150
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$2,464	$(1,536)	$5,164	$8,137
NET INCOME (LOSS) PER COMMON SHARE – BASIC
CONTINUING OPERATIONS	$0.22	$0.16	$0.32	$0.31
DISCONTINUED OPERATIONS	$(0.14)	$(0.21)	$(0.15)	$(0.04)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.08	$(0.05)	$0.17	$0.27
NET INCOME (LOSS) PER COMMON SHARE – DILUTED
CONTINUING OPERATIONS	$0.22	$0.16	$0.32	$0.30
DISCONTINUED OPERATIONS	$(0.14)	$(0.21)	$(0.15)	$(0.04)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.08	$(0.05)	$0.17	$0.26
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,820,442	30,410,451	30,786,527	30,505,428
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	31,020,926	30,410,451	30,967,840	30,724,272

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO CORE EARNINGS
(unaudited)
Beginning with the three months and year ended December 31, 2016, RSO uses Core Earnings as a non-GAAP financial measure to evaluate its operating performance. RSO previously used Adjusted Funds from Operations as a non-GAAP measure of operating performance.
Core Earnings exclude the effects of certain transactions and GAAP adjustments that RSO believes are not indicative of its current CRE loan portfolio and other CRE related investments and operations. Core Earnings exclude income (loss) from all non-core assets, such as Commercial Finance, Middle Market Lending, Residential Mortgage Lending, legacy CRE loans and other non-CRE assets designated as assets held for sale at the initial measurement date.(1)
Core Earnings is defined as GAAP net income (loss) allocable to common shareholders, excluding (i) non-cash equity compensation expense, (ii) incentive fees payable to our external manager, (iii) unrealized gains and losses, (iv) non-cash provisions for loan losses, (v) non-cash impairments on securities, (vi) non-cash amortization of discounts or premiums associated with borrowings, (vii) net income or loss from a limited partnership interest owned at the initial measurement date, (viii) net income or loss from non-core assets,(2) (ix) real estate depreciation and amortization and (x) foreign currency gains or losses. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.
Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or as a measure of liquidity under GAAP. RSO's methodology for calculating Core Earnings may differ from methodologies used by other companies to calculate similar supplemental performance measures, and, accordingly, its reported Core Earnings may not be comparable to similar performance measures used by other companies.

The following table provides a reconciliation from GAAP net income allocable to common shares to Core Earnings for the periods presented (in thousands, except per share data):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss) allocable to common shares - GAAP	$2,464	$(1,536)	$5,164	$8,137
Adjustment for realized gain on CRE assets	—	(846)	—	(843)
Net income (loss) allocable to common shares - GAAP, adjusted	2,464	(2,382)	5,164	7,294

Reconciling items from continuing operations:
Non-cash equity compensation expense	734	1,352	1,522	1,841
Non-cash (recovery) provision for CRE loan losses	—	(68)	860	—
Non-cash amortization of discounts or premiums associated with borrowings	414	414	828	832
Income tax expense from non-core investment	—	—	1,499	—
Net loss (income) from limited partnership interest owned at the initial measurement date(1)	728	(180)	370	(453)
Realized gain on non-core assets	(1,785)	—	(1,785)	—
Net income from non-core assets(2)	(2,840)	(4,529)	(4,269)	(9,934)

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(981)	—	(2,305)	—
Realized gain on liquidation of CRE loan	(5,608)	—	(12,562)	—
Net income from other non-CRE investments held for sale	(275)	—	(299)	—
Loss from discontinued operations, net of taxes	4,184	6,379	4,745	1,211
Core Earnings before realized (gain) loss on CRE assets	(2,965)	986	(6,232)	791

Adjustment for realized gain on CRE assets	—	846	—	843
Core Earnings allocable to common shares	$(2,965)	$1,832	$(6,232)	$1,634
Weighted average common shares – diluted	31,021	30,410	30,968	30,539

Core Earnings per common share – diluted	$(0.10)	$0.06	$(0.20)	$0.05
(1) Initial measurement date is December 31, 2016.
(2) Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.

We have five operating segments: Commercial Real Estate Debt Investments; Commercial Finance; Middle Market Lending; Residential Mortgage Lending; and Corporate & Other. The Commercial Real Estate Debt Investments operating segment includes our activities and operations related to commercial real estate loans and commercial real estate-related securities. The Commercial Finance operating segment includes our activities and operations related to syndicated corporate loans, syndicated corporate loan-related securities and direct financing leases. The Middle Market Lending operating segment includes our activities and operations related to the origination and purchase of middle market corporate loans. The Residential Mortgage Lending operating segment includes our activities and operations related to originating and servicing residential mortgage loans and investments in residential mortgage-backed securities. The Corporate & Other segment includes corporate level interest income, interest expense, inter-segment eliminations not allocable to any particular operating segment and general and administrative expense.

As part of our plan to exit non-CRE businesses, the entire Middle Market Lending and substantially all of the Residential Mortgage Lending segments are reported as discontinued operations. The following table presents a reconciliation of GAAP net income (loss) to Core Earnings for the three months ended June 30, 2017 presented by operating segment (in thousands, except per share data):

	Commercial Real Estate Debt Investments	Corporate & Other	Core Subtotal	Commercial Finance	Middle Market Lending	Residential Mortgage Lending	Total
Net income (loss) allocable to common shares - GAAP	$18,643	$(16,182)	$2,461	$4,160	$798	$(4,955)	$2,464

Reconciling items from continuing operations:
Non-cash equity compensation expense	—	734	734	—	—	—	734
Non-cash amortization of discounts or premiums associated with borrowings	—	414	414	—	—	—	414
Net loss from limited partnership interest owned at the initial measurement date(1)	728	—	728	—	—	—	728
Realized gain on non-core assets	—	—	—	(1,785)	—	—	(1,785)
Net income from non-core assets(2)	—	—	—	(2,689)	—	(151)	(2,840)

Reclassification of allocated expenses to non-CRE activities	—	(438)	(438)	314	—	124	—

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(981)	—	(981)	—	—	—	(981)
Realized gain on liquidation of CRE loan	(5,608)	—	(5,608)	—	—	—	(5,608)
Net income from other non-CRE investments held for sale	—	(275)	(275)	—	—	—	(275)
(Income) loss from discontinued operations, net of taxes	—	—	—	—	(798)	4,982	4,184
Core Earnings allocable to common shares	$12,782	$(15,747)	$(2,965)	$—	$—	$—	$(2,965)
Weighted average common shares – diluted	31,021	31,021	31,021	31,021	31,021	31,021	31,021

Core Earnings per common share – diluted	$0.41	$(0.51)	$(0.10)	$—	$—	$—	$(0.10)
(1) Initial measurement date is December 31, 2016.
(2) Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(unaudited)

Securitizations - Distributions and Coverage Test Summaries
The following table sets forth the distributions made by and coverage test summaries for RSO's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Overcollateralization Cushion
	Six Months Ended June 30,	Year Ended December 31,	At June 30,	At the Initial Measurement Date
	2017	2016	2017 (1)
Apidos Cinco CDO (2)	$2,620	$22,627	N/A	$17,774
RREF CDO 2006-1 (3)	$—	$1,394	N/A	$24,941
RREF CDO 2007-1 (4)	$—	$1,890	N/A	$26,032
RCC CRE Notes 2013 (5)	$—	$37,759	N/A	N/A
RCC 2014-CRE2 (6)	$5,829	$12,961	$90,614	$20,663
RCC 2015-CRE3 (7)	$4,627	$10,907	$42,737	$20,313
RCC 2015-CRE4 (8)	$4,594	$11,784	$47,445	$9,397
Moselle CLO S.A. (9)	$—	$183	N/A	N/A

(1)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(2)	Apidos Cinco was substantially liquidated on November 14, 2016. As a result of the liquidation, RSO received $20.4 million of cash and consolidated the remaining assets.

(3)
Resource Real Estate Funding CDO 2006-1 was liquidated on April 25, 2016, and, as a result, all $65.7 million of the remaining assets, at fair value at the date of liquidation, were returned to RSO in exchange for RSO's preference shares and equity notes in the securitization.

(4)
Resource Real Estate Funding CDO 2007-1 ("RREF CDO 2007-1") was liquidated on November 25, 2016, and, as a result, all $130.9 million of the remaining assets, at fair value at the date of liquidation, were returned to RSO in exchange for RSO's preference shares and equity notes in the securitization.

(5)
Resource Capital Corp. CRE Notes 2013 was liquidated in December 2016, and, as a result, all $13.5 million of the remaining assets were returned to RSO in exchange for RSO's preference share and equity notes in the securitization. RSO also received $33.4 million in principal on its preference share and equity notes.

(6)
Resource Capital Corp. 2014-CRE2 has no reinvestment period; however, principal repayments, for a period which ended in July 2016, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(7)
Resource Capital Corp. 2015-CRE3 has no reinvestment period; however, principal repayments, for a period ending in February 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(8)
Resource Capital Corp. 2015-CRE4 has no reinvestment period; however, principal repayments, for a period ending in September 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(9)
Moselle CLO S.A. was acquired on February 24, 2014, and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014, Moselle CLO S.A. began liquidating and by January 2015 all of the assets were sold.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
STRATEGIC PLAN UPDATE
(unaudited)

In November 2016, the board of directors approved the Plan, pursuant to which RSO is focused on making CRE debt investments going forward. The Plan includes disposing of certain non-core businesses and investments and underperforming legacy CRE loans ("Identified Assets"), as well as maintaining a dividend policy based on sustainable earnings. As part of the Plan, certain Identified Assets were reclassified as discontinued operations ("Discops") and/or assets held for sale ("AHFS") during the fourth quarter of 2016. The following table delineates these disposable investments by business segment and details the current net book value of the businesses and investments included in the Plan (in millions):

	Identified Assets at Plan Inception	Impairments/ Adjustments on Non-Monetized Assets (1)(2)	Impairments/ Adjustments on Monetized Assets (3)	Monetized through June 30, 2017	Net Book Value at June 30, 2017
Discops and AHFS
Legacy CRE Loans (4)	$194.7	$(12.2)	$(11.7)	$(91.2)	$79.6
Middle Market Loans	73.8	(18.6)	0.3	(15.4)	40.1
Residential Mortgage Lending Segment (5)	56.6	1.1	(0.6)	(15.1)	42.0
Other AHFS	5.9	1.4	—	—	7.3
Subtotal - Discops and AHFS	$331.0	$(28.3)	$(12.0)	$(121.7)	$169.0
Investments in Unconsolidated Entities	86.6	(1.6)	0.4	(29.8)	55.6
Commercial Finance Assets(6)	62.5	(2.8)	2.4	(45.1)	17.0
Total	$480.1	$(32.7)	$(9.2)	$(196.6)	$241.6

(1)	Reflects adjustments as a result of the designation as AHFS or Discops, which occurred during the third and fourth quarters of 2016 except as noted in (2) below.

(2)	The impairment adjustment to middle market loans includes $5.4 million of fair value adjustments that occurred prior to the inception of the Plan.

(3)	Reflects adjustments as a result of the designation as AHFS or Discops, which occurred during the third and fourth quarters of 2016 except as noted in (2) above.

(4)
Legacy CRE Loans includes $118.2 million par value of loans at the inception of the Plan that were not reflected on the consolidated balance sheets until RSO's investment in RREF CDO 2007-1 was liquidated on November 25, 2016.

(5)	Includes $18.4 million of cash and cash equivalents not classified as AHFS in the Residential Mortgage Lending segment at June 30, 2017.

(6)	Commercial Finance Assets decreased by $1.5 million related to the reclassification of certain assets to other assets on the consolidated balance sheet.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's allowances for loan losses and its loans held for sale portfolio for the periods indicated (based on amortized cost):

	June 30, 2017	December 31, 2016
Allowance for loan losses:	(unaudited)
Specific allowance:
CRE loans	$2,500	$2,500
Total specific allowance	2,500	2,500

General allowance:
CRE loans	2,189	1,329
Total general allowance	2,189	1,329
Total allowance for loans	$4,689	$3,829
Allowance as a percentage of total loans	0.4%	0.3%

Loans held for sale:
Syndicated corporate loans(1)	$38	$1,007
Total loans held for sale	$38	$1,007

(1)	The fair value option was elected for syndicated corporate loans held for sale.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents CRE loan portfolio statistics at June 30, 2017 (based on carrying value):

Loan type:
Whole loans (1)	100.0%
Total	100.0%

Collateral type:
Multifamily	44.5%
Office	20.1%
Retail	17.6%
Hotel	17.2%
Industrial	0.6%
Total	100.0%

Collateral location:
Texas	29.7%
Florida	11.7%
Southern California	11.4%
Northern California	9.5%
Georgia	6.4%
Nevada	5.2%
Arizona	4.9%
Pennsylvania	2.8%
Washington	2.6%
Maryland	2.5%
Other	13.3%
Total	100.0%

(1)	Excludes legacy CRE loans classified as assets held for sale at June 30, 2017.